Singular Genomics Reports Recent Highlights and Second Quarter 2024 Financial Results

San Diego, CA, August 13, 2024 – Singular Genomics Systems, Inc. (Nasdaq: OMIC), a company leveraging novel next-generation sequencing (NGS) and spatial multiomics technologies to empower researchers and clinicians, today highlighted recent corporate achievements and reported financial results for the second quarter ended June 30, 2024.

“It was another busy and productive quarter for our team as we progressed development of the G4X Spatial Sequencer while supporting our G4 customers,” said Drew Spaventa, Chairman and Chief Executive Officer of Singular Genomics. “The early interest in our Spatial Technology Access Services is an encouraging sign that the unique capabilities and higher sample throughput of the G4X will serve an unmet need in the market.”

G4X Spatial Sequencer Updates

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Advanced G4X platform development, and are preparing for early access in late 2024
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Commenced Spatial Sequencing Technology Access Services program with an initial focus on the V1 immuno-oncology panel
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Opened a Spatial Research Grant award program and received over 50 applications from globally renowned institutions interested in spatial sequencing for various applications

Recent Financial and Operational Highlights

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Recognized revenue of $0.7 million in the second quarter of 2024
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Shipped 2 G4 systems in the second quarter of 2024
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Amended a long-term lease obligation, right sizing the company’s facilities footprint and reducing long-term lease obligations by approximately $50 million

Second Quarter 2024 Financial Results

Revenue for the second quarter of 2024 was $0.7 million, predominantly made up of $0.4 million from revenue recognized on consumables sales and $0.3 million from revenue recognized on one capital purchase instrument placement during the quarter. Revenue from the other instrument shipment occurring during the second quarter is expected to be generated over time as the customer purchases consumables.

Gross profit was negative $0.2 million in the second quarter of 2024, compared to negative $0.1 million in the second quarter of 2023. Gross margin was negative due to discounts on G4 instrument sales, the company’s use of the reagent rental and other non-capital purchase models, and higher costs associated with the support of system placements, partially offset by higher margins on increased consumable sales.

Operating expenses for the second quarter of 2024 totaled $22.6 million, compared to $27.5 million for the second quarter of 2023. Operating expenses included non-cash stock-based compensation of $2.2 million for the second quarter of 2024, and $2.8 million for the second quarter of 2023.

Net loss for the second quarter of 2024 was $21.3 million, or a loss of $8.57 per common share, compared to $25.6 million, or a loss of $10.58 per common share, in the second quarter of 2023.

Cash, cash equivalents and short-term investments, excluding restricted cash, as of June 30, 2024 totaled $133.2 million.

Webcast and Conference Call Details

Singular Genomics’ management team will host a conference call today, August 13, 2024, beginning at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by dialing 1-888-506-0062 for domestic callers or 1-973-528-0011 for international callers and using conference ID 661035 approximately five minutes prior to the start time. A live and archived webcast of the event will be available at investor.singulargenomics.com in the Presentations & Events section.

About Singular Genomics Systems, Inc.

Singular Genomics is a life science technology company that develops next-generation sequencing and multiomics technologies. The commercially available G4® Sequencing Platform is a powerful, highly versatile benchtop genomic sequencer designed to produce fast and accurate results. In addition, the company is currently developing the G4X™ Spatial Sequencer, which will leverage Singular’s proprietary sequencing technology, applying it as an in situ readout for transcriptomics, proteomics and fluorescent H&E in tissue, with spatial context and on the same platform as the G4. Singular Genomics’ mission is to empower researchers and clinicians to advance science and medicine. Visit www.singulargenomics.com for more information.

Forward-looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect Singular Genomics’ results is included in its filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and future reports that Singular Genomics may file with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by Singular Genomics in this press release speaks only as of the day on which Singular Genomics makes it. Singular Genomics assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Investor Contact

Philip Trip Taylor

Gilmartin Group

ir@singulargenomics.com

Media Contact

Matt Browning

pr@singulargenomics.com

Singular Genomics Systems, Inc.

Statements of Operations

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Revenue	$737	$505	$1,180	$1,368
Cost of revenue	915	597	1,776	1,404
Gross margin	(178)	(92)	(596)	(36)
Operating expenses:
Research and development	10,728	12,624	22,222	24,854
Selling, general and administrative	11,898	14,887	26,834	28,091
Total operating expenses	22,626	27,511	49,056	52,945
Loss from operations	(22,804)	(27,603)	(49,652)	(52,981)
Other income (expense):
Interest income	1,836	2,295	3,944	4,299
Interest expense	(286)	(270)	(570)	(529)
Total other income	1,550	2,025	3,374	3,770
Net loss	$(21,254)	$(25,578)	$(46,278)	$(49,211)
Net loss per share:
Basic and diluted net loss per share	$(8.57)	$(10.58)	$(18.72)	$(20.44)
Weighted-average shares used to compute basic and diluted net loss per share	2,480,665	2,417,001	2,472,353	2,407,276

Singular Genomics Systems, Inc.

Balance Sheets

(In thousands, except share and par value amounts)

	June 30,	December 31,
	2024	2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$30,115	$16,233
Short-term investments	103,089	157,708
Accounts receivable	440	565
Inventory, net	12,442	13,572
Prepaid expenses and other current assets	2,609	4,150
Total current assets	148,695	192,228
Right-of-use lease assets	56,381	57,797
Property and equipment, net	13,249	13,692
Restricted cash	600	600
Other noncurrent assets	1,078	1,150
Total assets	$220,003	$265,467

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,498	$2,587
Accrued expenses	4,049	6,079
Lease liabilities, current	7,065	7,764
Other current liabilities	4,335	1,857
Total current liabilities	16,947	18,287
Lease liabilities, noncurrent	58,370	58,623
Long-term debt, net of issuance costs	6,355	8,901
Other noncurrent liabilities	624	650
Total liabilities	82,296	86,461
Commitments and contingencies
Stockholders’ equity:
Series A common stock equivalent convertible preferred stock, $0.0001 par value; 7,000 shares authorized, 2,500 shares issued and outstanding at June 30, 2024 and December 31, 2023	-	-
Common stock, $0.0001 par value; 400,000,000 shares authorized, 2,491,619 and 2,460,772 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	-	7
Additional paid-in capital	521,654	516,439
Accumulated other comprehensive (loss) gain	(74)	155
Accumulated deficit	(383,873)	(337,595)
Total stockholders’ equity	137,707	179,006
Total liabilities and stockholders’ equity	$220,003	$265,467